UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 5, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Roger Haskins has been appointed as Chairman of the Board of Advisors of the Registrant.

Mr. Haskins worked as Bureau Program Manager for Mining Law Administration (1872 Mining Law) on Federal lands.  As manager for the National Mineral Program, both technical and administrative, Roger Haskins managed a budget of $35m and 250 positions.

He authored numerous regulations in the Code of Federal Regulations (CFR). Mr. Haskins is a Certified Professional Geologist. He has served in the state of California and Reno, Nevada where he was with the Surface Management Program of the Bureau of Land Management (mining reclamation and operations approval areas). Roger Haskins worked for the Bureau of Land Management for over 30 years achieving status as a Certified Review Mineral Examiner, as well as an instructor at the agency’s National Training Center.

As a mining law specialist he served for 14 years as Bureau Program Manager for Mining Law Administration (1872 Mining Law) on federal lands. Mr. Haskins is also specialist in arcane and extinct federal land and mineral laws. Roger Haskins was educated at University of Manitoba, Economic Geology 1973 – 1974 and Grand Valley State University BS, Geology, Anthropology 1969 – 1973, emphasis in economic geology (mineral exploration and development).

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director
Date:	March, 5, 2013